Kewaunee Scientific Reports
Results for First Quarter of Fiscal Year 2027

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. September 9, 2026 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its first quarter ended July 31, 2026.

Fiscal Year 2027 First Quarter Highlights:

•Backlog increased to $169.0 million on July 31, 2026, up from $165.9 million on April 30, 2026.
•International segment net earnings increased 23.5% and segment EBITDA increased 13.9% despite lower sales as a result of a favorable mix of higher-margin projects.
•Ongoing cost management efforts and improved operating efficiencies helped mitigate the negative impact of lower manufacturing volumes within LPG.
•Higher effective tax rate driven by a greater mix of earnings from international operations relative to domestic operations.
•Long-term debt, excluding the Company's sale-leaseback financing obligation, declined to $13.8 million from $15.1 million on April 30, 2026.
•Corporate results included additional compensation expense associated with the decision to settle specific long-term incentive awards in cash rather than shares to reduce dilution to existing shareholders; the resulting incremental expense is not expected to recur.

Fiscal Year 2027 First Quarter Results:

Sales during the first quarter of fiscal year 2027 were $66,320,000, a decrease of 6.7% compared to sales of $71,104,000 from the prior year's first quarter. Pre-tax earnings for the quarter were $2,560,000 compared to $3,920,000 for the prior year quarter, a decrease of 34.7%. Net earnings were $1,706,000 compared to net earnings of $3,093,000 for the prior year quarter. EBITDA1 for the quarter was $4,525,000 compared to $6,320,000 for the prior year quarter. Diluted earnings per share were $0.58 compared to diluted earnings per share of $1.04 in the prior year quarter.

The Company’s order backlog increased to $169.0 million on July 31, 2026 from $165.9 million on April 30, 2026. Backlog was $205.0 million on July 31, 2025.

During fiscal year 2026, the Company renamed its Domestic reportable segment to Lab Products Group ("LPG") to better align with the segment's expanded business activities, organizational structure, and strategic direction. This segment name change had no impact on the composition of the Company's reportable segments or on previously reported financial position, results of operations, cash flows, or segment operating results.

1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Lab Products Group Segment - LPG sales for the quarter were $50,868,000, a decrease of 6.4% from sales of $54,352,000 in the prior year quarter. LPG segment net earnings were $3,889,000 compared to $4,722,000 in the prior year quarter. LPG segment EBITDA was $6,585,000 compared to $7,576,000 for the prior year quarter. Despite lower manufacturing volumes amid challenging life sciences market conditions, the segment maintained solid profitability, supported by a stronger education market, disciplined cost management, and greater operating efficiencies.

International Segment - International sales for the quarter were $15,452,000, a decrease of 7.8% from sales of $16,752,000 in the prior year quarter. Despite lower sales, International segment net earnings increased 23.5% to $794,000 from $643,000 in the prior year quarter; while segment EBITDA increased 13.9% to $1,202,000 from $1,055,000. The improvement in profitability was driven by a favorable mix of higher-margin projects.

Corporate Segment – Corporate segment pre-tax net loss was $3,577,000 for the quarter, as compared to a pre-tax net loss of $3,058,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($3,262,000) compared to corporate segment EBITDA of ($2,311,000) for the prior year quarter. The change primarily reflected additional compensation expense associated with a decision to settle specific long-term incentive awards in cash rather than in shares to reduce dilution to existing shareholders. The resulting incremental compensation expense is not expected to recur.

Total cash on hand on July 31, 2026, was $10,261,000, as compared to $11,617,000 on April 30, 2026. Working capital was $56,716,000, as compared to $66,662,000 at the end of the first quarter last year and $57,046,000 on April 30, 2026.

The Company had short-term debt of $6,478,000 as of July 31, 2026, as compared to $5,904,000 on April 30, 2026. Long-term debt was $39,377,000 on July 31, 2026, as compared to $40,851,000 on April 30, 2026. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $25,533,000 of the long-term debt on July 31, 2026, and $25,765,000 of the long-term debt on April 30, 2026. Long-term debt, net of the sale-leaseback transaction, was $13,844,000 on July 31, 2026, as compared to $15,086,000 on April 30, 2026. The Company’s debt-to-equity ratio on July 31, 2026, was 0.59-to-1, as compared to 0.61-to-1 on April 30, 2026. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on July 31, 2026, was 0.25-to-1, as compared to 0.26-to-1 on April 30, 2026.

"I am pleased with Kewaunee's performance during the first quarter and, importantly, with the continued execution of our strategy," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Quoting activity remains strong across our markets, reinforcing our confidence in the underlying demand for our products and capabilities. While project award and release timelines remain extended amid broader geopolitical and economic uncertainty, we continue to see a healthy level of customer activity and opportunity across the business."

"Kewaunee continues to perform well in this environment, strengthening its competitive position and outperforming the broader market, which we believe reflects the strength of our brands, the breadth of our capabilities, and our commitment to delivering exceptional value and service to our customers," Hull continued. "At the same time, we remain disciplined and focused on the areas we can control - serving our customers, improving our operations, strengthening our commercial capabilities, and ensuring we are well positioned as quoting activity converts into project awards and releases."

"As we discussed at our Annual Meeting of Shareholders in August, Kewaunee is operating from a position of strength. The progress we have made over the past several years has created a stronger, more diversified, and more resilient company, with an increasingly solid foundation for future growth. We continue to invest in our businesses, advance our strategy, and build the capabilities necessary to capture the opportunities ahead."

"While we remain attentive to near-term market conditions, our focus is firmly on the long term. We are confident in Kewaunee's competitive position, encouraged by the opportunities we see across our markets, and excited about the company's next phase of growth. We believe the actions we are taking today will position Kewaunee to continue creating sustainable value for our customers, associates, and shareholders."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended July 31, 2025	LPG	International	Corporate	Consolidated
Net Earnings (Loss)	$4,722	$643	$(2,272)	$3,093
Add/(Less):
Interest Expense	313	13	732	1,058
Interest Income	—	(131)	(10)	(141)
Income Taxes	1,113	434	(786)	761
Depreciation and Amortization	1,428	96	25	1,549
EBITDA	$7,576	$1,055	$(2,311)	$6,320
Professional Fees[2]	—	—	224	224
Adjusted EBITDA	$7,576	$1,055	$(2,087)	$6,544

Quarter Ended July 31, 2026	LPG	International	Corporate	Consolidated
Net Earnings (Loss)	$3,889	$794	$(2,977)	$1,706
Add/(Less):
Interest Expense	301	11	314	626
Interest Income	—	(115)	—	(115)
Income Taxes	894	423	(600)	717
Depreciation and Amortization	1,501	89	1	1,591
EBITDA	$6,585	$1,202	$(3,262)	$4,525

2 Professional and other fees incurred during the three months ended July 31, 2025 related to the Company's integration of Nu Aire, Inc. ("Nu Aire"), whose acquisition closed on November 1, 2024

About Non-GAAP Measures

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's integration of its newly acquired subsidiary, Nu Aire, Inc. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to interest expense and interest income, income taxes, depreciation, amortization or the costs incurred related to the integration of Nu Aire, Inc., which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s portfolio includes laboratory casework, fume hoods, adaptable modular systems, healthcare storage solutions, epoxy resin work surfaces and sinks, biological safety cabinets, and other critical containment lab furniture solutions.

The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, Spain, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets. The Company also operates manufacturing facilities in Plymouth and Long Lake, Minnesota, and maintains warehouse partnerships in the Netherlands and OEM partnerships in China through its acquisition of Nu Aire, Inc., supporting customers around the world.

Learn more at http://www.kewaunee.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended July 31,
	2026	2025
Net sales	$66,320	$71,104
Cost of products sold	46,681	50,174
Gross profit	19,639	20,930
Operating expenses	16,481	16,120
Operating profit	3,158	4,810
Other income, net	28	168
Interest expense	(626)	(1,058)
Profit before income taxes	2,560	3,920
Income tax expense	717	761
Net earnings	1,843	3,159
Less: Net earnings attributable to the non-controlling interest	137	66
Net earnings attributable to Kewaunee Scientific Corporation	$1,706	$3,093

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.59	$1.08
Diluted	$0.58	$1.04
Weighted average number of common shares outstanding
Basic	2,880	2,851
Diluted	2,921	2,963

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	July 31, 2026	April 30, 2026
	(Unaudited)
Assets
Cash and cash equivalents	$8,246	$9,950
Restricted cash	2,015	1,667
Receivables, less allowances	58,197	58,738
Inventories	29,786	30,533
Prepaid expenses and other current assets	5,707	4,509
Total Current Assets	103,951	105,397
Net property, plant and equipment	21,932	22,367
Right of use assets	10,277	10,791
Deferred income taxes	3,642	3,829
Net intangible assets	15,910	16,294
Goodwill	12,487	12,487
Other assets	7,601	7,146
Total Assets	$175,800	$178,311

Liabilities and Stockholders' Equity
Short-term borrowings	$627	$74
Current portion of lease obligations	4,171	3,845
Current portion of financing liability	887	867
Current portion of term loans	4,893	4,893
Accounts payable	21,557	22,455
Other current liabilities	15,100	16,217
Total Current Liabilities	47,235	48,351
Long-term portion of lease obligations	5,780	6,569
Long-term portion of financing liability	25,533	25,765
Long-term portion of term loans	13,581	14,804
Other non-current liabilities	6,451	6,010
Total Liabilities	98,580	101,499
Kewaunee Scientific Corporation Equity	75,005	74,718
Non-controlling interest	2,215	2,094
Total Stockholders' Equity	77,220	76,812
Total Liabilities and Stockholders' Equity	$175,800	$178,311